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                                                                      Exhibit 24

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Cleveland-Cliffs Inc, an Ohio corporation (the "Company"), hereby constitute and appoint John S. Brinzo, Donald J. Gallagher, John E. Lenhard and George W. Hawk and each of them, their true and lawful attorney or attorneys-in-fact, with full power of substitution and revocation, for them and in their name, place and stead, to sign and file on their behalf as a director or officer of the Company, or both, as the case may be, with the Securities and Exchange Commission under the Securities Act of 1933 (the "Securities Act") one or more registration statement(s) on Form S-3 relating to the registration of the Company's 3.25% Redeemable Cumulative Convertible Perpetual Preferred Stock, 3.25% Convertible Subordinated Debentures issuable in exchange for the Preferred Stock, and the Company's Common Shares, par value $1.00 per share, issuable upon conversion of the Preferred Stock or the Convertible Subordinated Debentures, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act, with full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Executed as of the 26th day of February, 2004.

/s/ J. S. Brinzo                        /s/ J. C. Morley
------------------------------------    ------------------------------------
J. S. Brinzo                            J. C. Morley, Director
Chairman, President and Chief
Executive Officer and Director          /s/ S. B. Oresman, Director
(Principal Executive Officer)           ------------------------------------
                                        S. B. Oresman, Director

/s/ R. C. Cambre                        /s/ R. Phillips
------------------------------------    ------------------------------------
R. C. Cambre, Director                  R. Phillips, Director


/s/ R. Cucuz                            /s/ R. K. Riederer
------------------------------------    ------------------------------------
R. Cucuz, Director                      R. K. Riederer, Director


/s/ D. H. Gunning                       /s/ A. Schwartz
------------------------------------    ------------------------------------
D. H. Gunning                           A. Schwartz, Director
Vice Chairman and Director

                                        /s/ D. J. Gallagher
/s/ J. D. Ireland, III                  ------------------------------------
------------------------------------    D. J. Gallagher
J. D. Ireland, III, Director            Senior Vice President, Chief Financial
                                        Officer and Treasurer
/s/ F. R. McAllister                    (Principal Financial Officer)
------------------------------------
F. R. McAllister, Director
                                        /s/ R. J. Leroux
                                        ------------------------------------
                                        R. J. Leroux
                                        Vice President and Controller
                                        (Principal Accounting Officer)